Exhibit 4.1

NUMBER NeOnc Technologies Holdings, Inc. SHARES CERT.9999 *******9,000,000,000******* INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP 999999ZZ9 $0.001 PAR VALUE COMMON STOCK COMMON STOCK THIS CERTIFIES THAT * SPECIMEN * Is The Owner of * NINE BILLION AND 00/100 * FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF NeOnc Technologies Holdings, Inc. Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Dated: JANUARY 01, 2009 COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC Transfer Agent and Registrar Chief Operating Officer By:____________________________ AUTHORIZED SIGNATURE